Exhibit 99.5

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of CenterState, Platinum Bank Holding Company (“Platinum”) and Gateway Financial Holdings of Florida, Inc. (“Gateway”) have been prepared to illustrate the effects of the merger under the acquisition method of accounting. See “The Merger — Accounting Treatment.”

The unaudited pro forma combined consolidated balance sheet as of September 30, 2016 is presented as if the Platinum and the Gateway mergers had occurred on September 30, 2016. The unaudited pro forma combined consolidated income statements for the year ended December 31, 2015 and the nine months period ended September 30, 2016 are presented as if both mergers had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, as such, CenterState’s one-time merger costs for either merger are not included.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;
•

CenterState’s audited consolidated financial statements and accompanying notes as of and for the twelve months ended December 31, 2015, included in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 3, 2016;

•

CenterState’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2016, included in CenterState’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016 filed on November 3, 2016;

•	Platinum’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015 included as Exhibit 99.1 to this Form 8-K;
•	Platinum’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2016 included as Exhibit 99.2 in this Form 8-K;
•	Gateway’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015 included as Exhibit 99.3 to this Form 8-K;
•	Gateway’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2016 included as Exhibit 99.4 in this Form 8-K.

Unaudited Pro Forma Combined Consolidated Balance Sheet

At September 30, 2016

(in thousands, except per share data)

	CenterState Sept. 30, 2016 as reported	Platinum Sept. 30, 2016 as reported	Pro Forma adjustments		Platinum Pro Forma Sept. 30, 2016	Gateway Sept. 30, 2016 as reported	Pro Forma adjustments		Pro Forma Sept. 30, 2016 combined
Assets:
Cash and cash equivalents	$198,866	48,836	(14,692	)a,c	$233,010	$46,088	$(42,191	)a,c,o	$236,907
Interest-bearing time deposits	-	40,518			$40,518	$24,538			$65,056
Investment securities	1,027,506	33,500			1,061,006	220,030	(1,212	)d	1,279,824
Loans held for sale	2,333	-			2,333	-			2,333
Loans	3,294,482	452,421	(14,376	)e,n	3,732,527	542,552	(8,550	)e	4,266,529
Allowance for loan losses	(25,499)	(5,084)	5,084	f	(25,499)	(7,227)	7,227	f	(25,499)
Net loans	3,268,983	447,337			3,707,028	535,325			4,241,030
Other Real Estate Owned ("OREO")	9,005	1,636	(450	)g	10,191	1,781	(178	)g	11,794
Bank premises and equipment, net	114,567	8,947	5,500	h	129,014	23,875	(4,575	)h	148,314
Goodwill	105,492	-	36,744	k	142,236	-	38,364	k	180,600
Other intangibles	17,000	-	3,570	i	20,570	-	8,482	i	29,052
Bank owned life insurance	97,767	-			97,767	15,262			113,029
Deferred income tax asset, net	58,614	-	(299	)j	58,315	5,061	1,803	c,j	65,179
Prepaid and other assets	114,379	3,276	(60	)n	117,595	7,742			125,337
Total Assets	$5,014,512	$584,050			$5,619,583	$879,702			$6,498,455
Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$4,055,934	$493,062	1,128	l	$4,550,124	$721,265	1,400	l	$5,272,789
Other borrowings	285,218	40,717	(7,165	)m,n	318,770	67,750	226	m	386,746
Corporate debentures	25,899	-			25,899	-			25,899
Payables and other liabilities	94,690	2,858	(60	)n	97,488	5,662			103,150
Total liabilities	4,461,741	536,637			4,992,281	794,677			5,788,584
Stockholders' Equity:
Preferred Stock						4,608	(4,608	)o,p	-
Common Stock	480	5,556	(5,514	)b,p	522	27,219	(27,177	)b,p	564
Additional paid in capital	428,798	10,649	63,840	b,p	503,287	40,474	42,053	b,o,p	585,814
Retained earnings	115,985	30,715	(30,715	)c,p	115,985	10,986	(10,986	)c,p	115,985
Accumulated other comprehensive loss	7,508	493	(493	)p	7,508	1,738	(1,738	)p	7,508
Total stockholders' equity	552,771	47,413			627,302	85,025			709,871
Total Liabilities and Stockholders' Equity	$5,014,512	$584,050			$5,619,583	$879,702			$6,498,455

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the year ended December 31, 2015

(in thousands, except per share data)

	CenterState Dec. 31, 2015 as reported	Platinum Dec. 31, 2015 as reported	Pro Forma adjustments		CenterState 'Platinum Pro Forma Dec. 31, 2015	Gateway Dec. 31, 2015 as reported	Gateway reclass		Pro Forma adjustments		Pro Forma Dec. 31, 2015 combined
Interest income:
Loans	$141,696	$21,725	$708	u	$164,129	$19,909			$352	u	$184,390
Investment securities available for sale
Taxable	16,460	671			17,131	4,859					21,990
Tax-exempt	2,641				2,641						2,641
Federal funds sold and other	1,523	347			1,870	794					2,664
Total interest income	162,320	22,743			185,771	25,562					211,685
Interest expense:
Deposits	5,506	2,794	(514	)t	7,786	3,031			(691	)t	10,126
Other borrowings	1,780	718			2,498	336					2,834
Total interest expense	7,286	3,512			10,284	3,367					12,960
Net interest income	155,034	19,231			175,487	22,195					198,725
Provision for loan losses	4,493	37			4,530	(24)					4,506
Net interest income after loan loss provision	150,541	19,194			170,957	22,219					194,219
Non interest income:
Income from correspondent banking and bond sales division	23,225				23,225						23,225
Other correspondent banking revenue	4,338				4,338						4,338
Service charges on deposit accounts	9,745	298			10,043	912					10,955
Debit, prepaid, ATM and merchant card related fees	6,913				6,913		495	r			7,408
Wealth management related revenue	3,813				3,813						3,813
FDIC indemnification income	1,686				1,686						1,686
FDIC indemnification asset amortization	(16,563)				(16,563)						(16,563)
Bank owned life insurance income	2,346				2,346		490	q			2,836
Net gain on sale of securities available for sale	4	(1)			3	2,204					2,207
Other service charges and fees	1,943	251			2,194	(1,168)	(985	)q,r			41
Total non interest income	37,450	548			37,998	1,948					39,946

Unaudited Pro Forma Combined Consolidated Statement of Income (continued)

For the year ended December 31, 2015

(in thousands, except per share data)

	CenterState Dec. 31, 2015 as reported	Platinum Dec. 31, 2015 as reported	Pro Forma adjustments		CenterState 'Platinum Pro Forma Dec. 31, 2015	Gateway Dec. 31, 2015 as reported	Gateway reclass	Pro Forma adjustments		Pro Forma Dec. 31, 2015 combined
Non interest expense:
Salary, wages and employee benefits	77,398	9,201			86,599	10,335				96,934
Occupancy expense	15,673	1,129			16,802	2,383				19,185
Data processing expense	4,679	913			5,592	1,404				6,996
Professional fees	2,954	211			3,165	341				3,506
Bank regulatory expenses	3,173	439			3,612	434				4,046
Credit related expenses	2,295	611			2,906	164				3,070
Marketing expenses	2,317	278			2,595	278				2,873
Merger and acquisition related expenses	693				693					693
All other expenses	16,900	1,249	536	s	18,685	3,093		1,272	s	23,050
	126,082	14,031			140,649	18,432				160,353
Income before provision for income taxes	61,909	5,711			68,306	5,735				73,812
Provision for income taxes	22,571		2,347	v,w	24,918	1,120		(88	)v	25,950
Net income	39,338	5,711			43,388	4,615				47,862
Less: earnings allocated to participating securities	212				212					212
Less: preferred stock dividend					-	195		(195	)x	-
Net income available to common shareholders	$39,126	$5,711			$43,176	$4,420				$47,650
Basic earnings (loss) per common share	$0.87	$5.21			$0.86	$0.69				$0.89
Diluted earnings (loss) per common share	$0.85	$5.19			$0.84	$0.68				$0.88
Weighted average common shares outstanding
Basic	45,182	1,096			50,377	6,363				53,617
Diluted	45,789	1,100			51,175	6,506				54,407

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the nine months ended September 30, 2016

(in thousands, except per share data)

	CenterState Sept 30, 2016 as reported	Platinum Sept 30, 2016 as reported	Pro Forma adjustments		CenterState Platinum Pro Forma Sept 30, 2016	Gateway Sept 30, 2016 as reported	Gateway reclass		Pro Forma adjustments		Pro Forma Sept 30, 2016 combined
Interest income:
Loans	$119,540	$16,745	$323	u	$136,608	$17,650			$198	u	$154,456
Investment securities available for sale
Taxable	14,523	575			15,098	3,549					18,647
Tax-exempt	2,775				2,775						2,775
Federal funds sold and other	1,672	395			2,067	884					2,951
Total interest income	138,510	17,715			156,548	22,083					178,829
Interest expense:
Deposits	5,042	2,072	(214	)t	6,900	2,469			(291	)t	9,078
Other borrowings	1,677	572	(222	)y	2,027	604					2,631
Total interest expense	6,719	2,644			8,927	3,073					11,709
Net interest income	131,791	15,071			147,621	19,010					167,120
Provision for loan losses	2,696	362			3,058	434					3,492
Net interest income after loan loss provision	129,095	14,709			144,563	18,576					163,628
Non interest income:
Income from correspondent banking and bond sales division	21,801				21,801						21,801
Other correspondent banking revenue	3,793				3,793						3,793
Service charges on deposit accounts	9,835	310			10,145	736					10,881
Debit, prepaid, ATM and merchant card related fees	6,245				6,245		329	r			6,574
Wealth management related revenue	2,422				2,422						2,422
FDIC indemnification income	96				96						96
FDIC indemnification asset amortization	(1,166)				(1,166)						(1,166)
Bank owned life insurance income	1,877				1,877		274	q			2,151
Net gain on sale of securities available for sale	13				13	786					799
Other service charges and fees	2,230	311			2,541	1,209	(603	)q,r			3,147
Total non interest income	47,146	621			47,767	2,731					50,498

Unaudited Pro Forma Combined Consolidated Statement of Income (continued)

For the nine months ended September 30, 2016

(in thousands, except per share data)

	CenterState Sept 30, 2016 as reported	Platinum Sept 30, 2016 as reported	Pro Forma adjustments		CenterState Platinum Pro Forma Sept 30, 2016	Gateway Sept 30, 2016 as reported	Gateway reclass	Pro Forma adjustments		Pro Forma Sept 30, 2016 combined
Non interest expense:
Salary, wages and employee benefits	66,832	7,131			73,963	8,768				82,731
Occupancy expense	11,752	910			12,662	1,636				14,298
Data processing expense	5,053	525			5,578	1,224				6,802
Professional fees	2,756	384			3,140	345				3,485
Bank regulatory expenses	2,641	344			2,985	342				3,327
Credit related expenses	1,157	414			1,571	31				1,602
Marketing expenses	2,216	294			2,510	247				2,757
Merger and acquisition related expenses	11,172				11,172					11,172
Loss from termination of FDIC loss share agreements	17,560				17,560					17,560
All other expenses	15,091	759	341	s	16,191	2,479		811	s	19,481
	136,230	10,761			147,332	15,072				163,215
Income before provision for income taxes	40,011	4,569			44,998	6,235				50,911
Provision for income taxes	13,697		1,725	v,w	15,422	1,747		(124	)v	17,045
Net income	26,314	4,569			29,576	4,488				33,866
Less: earnings allocated to participating securities	104				104					104
Less: preferred stock dividend					-	97		(97	)x	-
Net income available to common shareholders	$26,210	$4,569			$29,472	$4,391				$33,762
Basic earnings (loss) per common share	$0.55	$4.15			$0.57	$0.69				$0.61
Diluted earnings (loss) per common share	$0.55	$4.14			$0.57	$0.67				$0.60
Weighted average common shares outstanding
Basic	47,254	1,102			51,458	6,363				55,689
Diluted	47,955	1,104			52,159	6,536				56,720

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of September 30, 2016 and the unaudited pro forma combined income statements for the year ended December 31, 2015 and nine months ended September 30, 2016 are based on the historical financial statements of CenterState, Platinum and Gateway after giving effect to the completion of the mergers and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the mergers, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the three companies. Certain historical financial information has been reclassified to conform to the current presentation.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the merger, CenterState, Platinum and Gateway will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 – Preliminary Estimated Acquisition Consideration

Under the terms of the Platinum merger agreement, Platinum shareholders are entitled to receive 3.7832 shares of CenterState common stock and $7.60 in cash for each share of Platinum stock.  For additional information relating to the merger agreement between CenterState and Platinum, see CenterState’s Form 8-K filed on October 18, 2016.

Based on Platinum’s estimate of shares of Platinum common stock outstanding as of September 30, 2016, the preliminary estimated acquisition consideration is as follows.

(dollars are in thousands, except per share data)
Number of shares of Platinum common stock outstanding at September 30, 2016	1,111,134
Per share exchange ratio	3.7832
Number of shares of CenterState common stock - as exchanged	4,203,642
Multiplied by CenterState common stock price on September 30, 2016	$17.73
Estimated fair value of CenterState common stock issued ("Stock Consideration")	$74,531

Number of shares of Platinum common stock outstanding at September 30, 2016	1,111,134
Multiplied by the cash consideration each Platinum share is entitled to receive	$7.60
Estimated total "Cash Consideration"	$8,445

Total Stock Consideration	$74,531
Total Cash Consideration	8,445
Preliminary estimated total consideration to be paid to Platinum common shareholders	$82,976
Platinum stock options cashed out	791
Total Preliminary Estimated Acquisition Consideration for Platinum	$83,767

Under the terms of the Gateway merger agreement, Gateway shareholders will be entitled to receive 0.95 shares of CenterState common stock or $18.00 in cash for each share of Gateway common stock, provided however that the aggregate cash payment shall constitute 30% of the merger consideration.  For additional information relating to the merger agreement between CenterState and Gateway, see CenterState’s Form 8-K filed on November 30, 2016.

Based on Gateway’s estimate of shares of Gateway common stock outstanding as of September 30, 2016, the preliminary estimated acquisition consideration is as follows.

(dollars are in thousands, except per share data)
Number of shares of Gateway common stock outstanding at September 30, 2016	5,443,839
Gateway preferred shares that convert to Gateway common shares upon a change in control	919,236
Total Gateway common shares including conversion of preferred shares	6,363,075
Per share exchange ratio	0.95
Multiplied by 70%	70%
Number of shares of CenterState common stock - as exchanged	4,231,445
Multiplied by CenterState common stock price on September 30, 2016	$17.73
Estimated fair value of CenterState common stock issued ("Stock Consideration")	$75,024

Total Gateway common shares including conversion of preferred shares	6,363,075
Multiplied by the cash consideration each Gateway share is entitled to receive	$18.00
Multiplied by 30%	30%
Estimated "Cash Consideration"	$34,361

Total Stock Consideration	$75,024
Total Cash Consideration	34,361
Preliminary estimated total consideration to be paid to Gateway common shareholders	$109,385
Fair value of Gateway stock options converted to CenterState stock options	7,545
Total Preliminary Estimated Acquisition Consideration for Gateway	$116,930

Note 3 - Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Platinum and Gateway based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to Platinum and Gateway is preliminary because the proposed mergers have not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until CenterState management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the mergers and will be based on the value of the CenterState common stock at the closing of the mergers. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the tables above is allocated to Platinum and Gateway’s tangible and intangible assets and liabilities as of September 30, 2016 based on their preliminary estimated fair values as follows.

	Platinum	Gateway
Cash and cash equivalents	$43,380	$38,258
Interest-bearing time deposits	40,518	24,538
Investment securities	33,500	218,818
Loans	438,045	534,002
OREO (foreclosed assets)	1,186	1,603
Bank premises and equipment	14,447	19,300
Bank owned life insurance	-	15,262
Deferred income tax asset, net	(299)	6,864
Other assets	3,216	7,742
Intangible assets	3,570	8,482
Goodwill	36,744	38,364
Deposits	(494,190)	(722,665)
Other borrowings	(33,552)	(67,976)
Other liabilities	(2,798)	(5,662)
Total Preliminary Estimated Acquisition Consideration	$83,767	$116,930

Approximately $3,570 and $8,482 for Platinum, and Gateway, respectively, has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated. Such information includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the merger.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments which CenterState, as the acquirer, will acquire from Platinum and Gateway. The descriptions related to these preliminary adjustments are as follows.

Balance Sheet – the explanations and descriptions below are referenced to the September 30, 2016 Unaudited Pro Forma Combined Consolidated Balance Sheet on page 2.

		Platinum		Gateway
Pro Forma Adjusting entries (Balance Sheet):		Debit	Credit	Debit	Credit
a	Cash		9,236		34,361
b	Common stock		42		42
b	Additional paid in capital, common		74,489		82,527
c	Cash		5,456		5,234
c	Deferred tax (included in other assets)			1,636
c	Retained earnings	5,456		3,598
d	Investment securities				1,212
e	Loans		7,100		8,550
f	Allowance for loan losses	5,084		7,227
g	Other real estate owned ("OREO")		450		178
h	Property and equipment, net	5,500			4,575
i	Core deposit intangible ("CDI")	3,570		8,482
j	Deferred tax asset		299	167
k	Preliminary goodwill estimate	36,744		38,364
l	Deposits		1,128		1,400
m	Federal Home Loan Bank advances		111		226
n	Notes payable (included in other borrowings)	7,276
n	Interest payable (included in other liabilities)	60
n	Loans		7,276
n	Interest receivable (included in other assets)		60
o	Preferred Stock			12
o	Additional paid in capital			2,584
o	Cash				2,596
p	Preferred Stock			4,596
p	Common Stock	5,556		27,219
p	Additional paid in capital	10,649		37,890
p	Retained earnings	25,259		7,388
p	Accumulated other comprehensive loss	493		1,738

a.

Payment of the cash consideration component of total merger consideration to Platinum and Gateway’s shareholders.   Also includes additional cash payments for all “in the money” outstanding stock options cashed out pursuant to the Platinum merger agreement.

b.

CenterState common shares issued to Platinum and Gateway’s shareholders representing the stock consideration component of the total respective merger consideration.  For the purpose of this pro-forma presentation, the value of a share of CenterState common stock was assumed to equal its closing price on September 30, 2016, the pro forma date, as reported by NASDAQ ($17.73 per share).

c.

Represents Platinum (seller) and Gateway’s (seller) estimated merger expenses which is expected to be paid immediately prior to the merger closing date, the related tax benefit and the net effect on Platinum and Gateway’s retained earnings.

d.	Adjust certain security investments to estimated fair value.
e.	Adjustment to loans to reflect the preliminary estimated fair value at acquisition date.

f.	Adjustment to allowance for loan losses to reflect the reversal of Platinum and Gateway’s allowance for loan and lease losses.

g.	Adjustment to OREO to reflect the preliminary estimated fair value at acquisition date.

h.	Adjustment to branch real estate to reflect the preliminary estimated fair value at acquisition date.

i.	Adjustment to intangible assets to reflect the preliminary estimate of the core deposit intangible at the acquisition date.

j.	Adjustment to reflect the net deferred tax asset generated by the net fair value adjustments and existing pre-merger timing differences using an assumed effective tax rate equal to 38.575%.

k.	Adjustment to reflect the preliminary estimated goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.

l.	Adjustment to time deposits to reflect preliminary estimated fair value at acquisition date.

m.	Adjust Federal Home Loan Bank advances to estimated fair value.

n.	Payment by Platinum for note payable, plus accrued interest, with CenterState which is expected to be paid prior to the merger closing date.

o.	Redemption of preferred series B stock by Gateway prior to the merger closing date.

p.	Reflects the reversal of stockholders’ equity after adjustments in c and o above.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2015 and nine months ended September 30, 2016 starting on page 3.

Income Statements – reclassifications

The following reclassifications adjusted Platinum and Gateway’s historical income statements to conform to CenterState’s historical income statements.

q.	Income on bank owned life insurance included in Gateway’s all other income has been reclassified to bank owned life insurance income to conform to CenterState’s historical income statement.

r.

Income and fees from automated teller machines (“ATM”), bank card and credit card interchange fees and Visa and Mastercard fees included in Gateway’s all other income have been reclassified to debit, prepaid, ATM and merchant card related fees to conform to CenterState’s historical income statement.

Income Statements – Pro Forma Adjustments

		Year ended Dec 31, 2015
Pro Forma Adjusting entries (Income Statements):		Platinum	Gateway
s	Amortization of CDI	$536	$1,272
t	Time Deposits amortization of fair value adjustment at acquisition date	(514)	(691)
u	Preliminary estimate of loan interest accretion	708	352
v	Income tax expense of pro-forma adjustments	265	(88)
w	Income tax expense on Platinum's pretax income	2,082
x	Effect of redeeming perpetual preferred stock, series B		(195)

		Nine months ended Sept. 30, 2016
Pro Forma Adjusting entries (Income Statements):		Platinum	Gateway
s	Amortization of CDI	$341	$811
t	Time Deposits amortization of fair value adjustment at acquisition date	(214)	(291)
u	Preliminary estimate of loan interest accretion	323	198
v	Income tax expense of pro-forma adjustments	161	(124)
w	Income tax expense on Platinum's pre-merger pre-tax income	1,564
x	Effect of redeeming perpetual preferred stock, series B		(97)
y	Remove interest expense of existing note payable with CenterState	(222)

s.

The preliminary estimates of CDI related to CenterState’s acquisition of Platinum and Gateway are expected to approximate $3,570 and $8,482, respectively, and will be amortized over a ten year period on an accelerated basis.  The CDI amortization expense for Platinum and Gateway is expected to be approximately $536 and $1,272, respectively, during the first year of combined operations.  The CDI amortization expense for Platinum and Gateway is expected to be approximately $455 and $1,081, respectively, during the second year of combined operations.  Below is the preliminary estimated amortization schedule.

Year	Platinum	Gateway	Year	Platinum	Gateway
1	$536	$1,272	6	$311	$738
2	455	1,081	7	311	738
3	387	919	8	311	738
4	329	781	9	311	738
5	311	738	10	308	739

t.

The time deposits acquired from Platinum and Gateway will be adjusted to fair value at the acquisition date.  The preliminary estimate of the fair value adjustment at acquisition date is expected to approximate $1,128 and $1,400, respectively.  This amount will be amortized as a decrease to interest expense on a pro rata basis based on the maturities of the underlying time deposits.  The amortization for Platinum is preliminarily estimated to approximate $514 and $270, respectively, during the first and second year of combined operations.  The amortization for Gateway is preliminarily estimated to approximate $691 and $355, respectively, during the first and second year of combined operations.

u.	Represents the preliminary estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the merger.

v.	Adjustment to reflect the income tax provision of the Pro Forma Adjustments using 38.575% as the incremental effective tax rate.

w.	Adjustment to reflect the income tax provision on Platinum’s pre-merger pre-tax income assuming CenterState’s effective tax rate for the periods presented.

x.	Adjustment to reflect Gateway’s redemption of the non-cumulative perpetual preferred stock, series B prior to the closing date of the merger. This is a condition of closing the transaction.

y.	Remove the interest expense related to Platinum’s note payable with CenterState as Platinum is expected to pay off the note payable prior to the merger acquisition date.

Note 5 - Earnings per Common Share

Unaudited pro forma earnings per common share for the year ended December 31, 2015 and nine months ended September 30, 2016 have been calculated using CenterState’s historic weighted average common shares outstanding plus the common shares assumed to be issued to Platinum and Gateway’s shareholders in each of their mergers.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2015 and nine months ended September 30, 2016. In the table below, amounts are in thousands except for per share data.

	Nine months ended		Year ended
	September 30, 2016		December 31, 2015
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$33,762	$33,762	$47,650	$47,650
Weighted average common shares outstanding:
Centerstate	47,254	47,955	45,182	45,789
Common shares issued to Platinum shareholders	4,204	4,204	4,204	4,204
Common shares issued to Gateway shareholders	4,231	4,561	4,231	4,414
Pro forma weighted average common shares outstanding	55,689	56,720	53,617	54,407
Pro forma net income per common share	$0.61	$0.60	$0.89	$0.88

Note 6 – Merger Related Charges

CenterState’s preliminary estimated transaction expenses, net of tax, related to the Platinum and Gateway merger are approximately $3,639 and $4,961, respectively.  These one-time merger related expenses have not been included in the Unaudited Pro Forma Combined Consolidated Statement of Income, as the pro forma adjustments does not give consideration to non-recurring items, the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the merger. Platinum and Gateway’s preliminary estimated transaction expenses, net of tax, related to the merger are approximately $5,456 and $3,598, net of tax.  These preliminary estimated merger transaction expenses (CenterState, Platinum and Gateway) are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies.  The preliminary estimated pro forma presentation of merger transaction costs is in the following table.

	(Seller)	(Buyer)
	Platinum	CenterState
Change in control and severance expenses	$4,456	$787
System termination fees and system conversion expenses	-	1,920
Investment bankers, accounting, auditing and legal	1,000	1,155
Other related expenses	-	1,403
Total non-interest expense	5,456	5,265
Tax benefit	-	1,626
Net expense after tax benefit	$5,456	$3,639

	(Seller)	(Buyer)
	Gateway	CenterState
Change in control and severance expenses	$3,834	$2,240
System termination fees and system conversion expenses	-	1,959
Investment bankers, accounting, auditing and legal	1400	1,765
Other related expenses	-	1,205
Total non-interest expense	$5,234	$7,169
Tax benefit	1,636	2,208
Net expense after tax benefit	$3,598	$4,961